UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2010, we entered into an amendment (the “Amendment”) to the Common Stock Purchase Agreement with Azimuth Opportunity Ltd. (“Azimuth”) dated as of September 25, 2009 (the “Purchase Agreement”). The Amendment extends the term of the Purchase Agreement by twelve (12) months and reduces the minimum threshold price we may establish at which, upon presentation to Azimuth of a draw down notice, Azimuth is required to purchase shares of our common stock. The Amendment further provides that in no event may we sell under the Purchase Agreement more than such number of shares of common stock which is equal to one share less than 20% of our outstanding shares of common stock on the effective date of the Amendment.

The foregoing descriptions are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.36.

This report contains “forward-looking” statements, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement, as amended. The actual results could differ materially from those projected or assumed in the forward-looking statements, including, among others, risks detailed from time to time in our SEC reports, including our Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended June 30, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.36	Amendment No. 1 to Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated September 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: September 17, 2010	By:	/s/ Paul B. Cleveland
Paul B. Cleveland Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.36	Amendment No. 1 to Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated September 17, 2010.